Exhibit 99.1

Ostrow & Partners, Inc.
News Release

For: Host America Corporation	Contacts:
Release: IMMEDIATE	Sam Ostrow 203.328.3018 ceo@ostrow-partners.com

Host America Announces Expiration of Public Warrants

Hamden CT, July 23 – Host America Corporation (CAFÉ.PK) today announced the expiration of the company’s public warrants to purchase common stock.  The warrants expired by their terms on July 21, 2007 and accordingly the company filed a Form 15 with the Securities and Exchange Commission.  The public warrants to purchase common shares were listed on the Pink Sheets under the symbol CAFEW.PK and had a strike price of $5.50 which was out of the money.  The common shares of the company continue to be traded on the Pink Sheets under the symbol CAFÉ .PK.

Cautions Concerning Forward-Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with Host's entry into new commercial food and/or energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in Host's Securities and Exchange Commission filings.  The most significant of these uncertainties are described in Host America’s 2006 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing Host America’s overall prospective business plan; and general economic and market conditions. Host America undertakes no obligation to update or revise any forward-looking statement.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.